Exhibit 99.1

John Mengucci Assumes Expanded Responsibilities as Chief Operating Officer to Enhance CACI Growth Strategy

DeEtte Gray Joins Company as President of U.S. Operations

Arlington, Va., May 22, 2017 - CACI International Inc (NYSE: CACI) announced that John Mengucci, the company’s Chief Operating Officer (COO) and President of U.S. Operations, will take on an expanded role as COO. In his new role, Mr. Mengucci will continue to report to Ken Asbury, CACI’s President and Chief Executive Officer, and will assume leadership of additional core areas of the company to accelerate the company’s growth.

In connection with Mr. Mengucci’s expanded scope of responsibilities, CACI also announced the appointment of DeEtte Gray as President of U.S. Operations, reporting to Mr. Mengucci. In this role, Ms. Gray will assume leadership of the company’s U.S. Operations Business Groups. Ms. Gray has over 20 years of experience supporting information technology, cyber security, and intelligence customers, most recently serving as President of the Intelligence & Security Sector for BAE Systems, Inc. from 2012 to 2017.

Mr. Mengucci joined CACI in 2012 as COO and President of U.S. Operations. He developed the company’s successful market-based strategy and directed its U.S. Operations Business Groups to peak performance. Under his leadership, the company evolved to successfully compete and capture larger opportunities in its market sectors. To perpetuate CACI’s growth, Mr. Mengucci will expand his responsibilities to include oversight of many of the company’s corporate functions, including business development, mergers and acquisitions (M&A), human resources and recruiting, and contracts, to scale the organization and accelerate business growth.

With BAE, Ms. Gray oversaw the delivery of a broad range of solutions and services, including information technology, intelligence analysis, cyber operations, and systems engineering, integration, and sustainment, that enable military and government customers to meet their mission demands. As CACI President of U.S. Operations, her focus will be on sustaining and increasing organic growth, fostering a culture of inclusion, teamwork, and innovation while ensuring CACI’s continued delivery of outstanding support for its customers’ critical missions.

According to Mr. Asbury, “The past few years have been transformative for CACI. We’ve successfully delivered on what we planned to do, including our outstanding performance this fiscal year. We have focused on returning to organic revenue growth, and have added remarkable capabilities and talent through our M&A program. We now see a federal market that is changing in positive ways, and believe this is the time to invest in a more aggressive growth strategy. The CACI Board of Directors and I have asked John Mengucci to assume expanded responsibilities as Chief Operating Officer to accelerate this strategy. The opportunity to also add a supremely talented leader like DeEtte Gray is also foundational to our plans going forward. DeEtte brings unique talent, depth of experience, and leadership qualities to further optimize our business group operations. I look forward to advancing our company with these two accomplished leaders.”

Mr. Mengucci said, “I am proud to have the opportunity to expand my role in this great company to reinforce our industry leadership and move the company forward. We are winning large, complex, and enduring business aligned with national priorities. With the continued heightened focus on national security, we have even greater opportunities to provide both immediate and long-term solutions for our customers. I welcome DeEtte Gray and the strengths she brings to our team. Her leadership and experience will be invaluable in furthering CACI’s success. Through the extraordinary talent and innovation of our employees, we are at the leading edge of technological solutions to resolve our customers’ most compelling challenges in safeguarding our nation.”

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap600 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 19,000 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the risk factors set forth in CACI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and other such filings that CACI makes with the Securities and Exchange Commission from time to time. Any forward-looking statements should not be unduly relied upon and only speak as of the date hereof.

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Corporate Communications and Media: Jody Brown, Executive Vice President, Public Relations (703) 841-7801, jbrown@caci.com	Investor Relations: David Dragics, Senior Vice President, Investor Relations (866) 606-3471, ddragics@caci.com

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